As filed with the Securities and Exchange Commission on May 20, 2026
Registration No. 333-____
____________________________________________________________________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
 _____________________________________________________________
INTEGER HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)
 _____________________________________________________________

Delaware	16-1531026
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5830 Granite Parkway
Suite 1150
Plano, Texas 75024
(Address of Principal Executive Offices) (Zip Code)
 _____________________________________________________________
Integer Holdings Corporation 2026 Omnibus Incentive Plan
(Full title of the plan)
 _____________________________________________________________
Lindsay K. Blackwood
Senior Vice President, General Counsel and Corporate Secretary
5830 Granite Parkway
Suite 1150
Plano, Texas 75024
(214) 618-5243
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐

Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated herein by reference:
a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 23, 2026 (the “Annual Report”);
b)The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2026, filed with the Commission on April 30, 2026;
c)The Registrant’s Current Reports on Form 8-K filed with the Commission on March 12, 2026 (except with respect to the disclosure and related exhibit furnished under Item 7.01 therein);
d)All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and
e)The description of the Registrant’s common stock, filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 18, 2021, and any amendments or reports filed for the purposes of updating such description.
In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant is governed by the General Corporation Law of the State of Delaware (the “DGCL”). Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors and certain officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or applicable officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, obtained an improper personal benefit, with respect to directors, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or, with respect to officers, an action is by or in the right of the corporation. The Registrant’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that no director or applicable officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions by a director or officer which are not taken or omitted to be taken in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment or successor provision thereto, (iv) for any transaction from which the director or officer shall have derived an improper personal benefit, or (v) for any officer in any action by or in the right of the Registrant.
Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated bylaws provide for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.
The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. The Registrant also enters into Director Indemnification Agreements with each of its non-employee directors, providing that the Registrant will indemnify, defend and hold harmless such non-employee director against Indemnifiable Claims and Indemnifiable Losses (as defined in the Director Indemnification Agreement).
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1
Restated Certificate of Incorporation of Integer Holdings Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 1, 2016 and filed with the Commission on August 9, 2016)

4.2
Certificate of Amendment to the Restated Certificate of Incorporation of Integer Holdings Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on May 28, 2025)

4.3	By-Laws of Integer Holdings Corporation (Amended and Restated as of May 21, 2025) (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on May 28, 2025)
5.1	Opinion of Troutman Pepper Locke LLP (filed herewith)
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page)
99.1	Integer Holdings Corporation 2026 Omnibus Incentive Plan (filed herewith)
107.1	Filing Fee Table (filed herewith)
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plano, Texas, as of May 20, 2026.

INTEGER HOLDINGS CORPORATION

By:	/s/ Lindsay K. Blackwood
Lindsay K. Blackwood
Senior Vice President, General Counsel and Corporate Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Payman Khales, Diron Smith and Lindsay K. Blackwood and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Payman Khales	President, Chief Executive Officer and Director	May 20, 2026
Payman Khales	(Principal Executive Officer)
/s/ Diron Smith	Executive Vice President and Chief Financial Officer	May 20, 2026
Diron Smith	(Principal Financial Officer)
/s/ Tom P. Thomas	Vice President, Corporate Controller	May 20, 2026
Tom P. Thomas	(Principal Accounting Officer)
/s/ Donald J. Spence	Chair of the Board	May 20, 2026
Donald J. Spence
/s/ Sheila Antrum	Director	May 20, 2026
Sheila Antrum
/s/ Cheryl C. Capps	Director	May 20, 2026
Cheryl C. Capps
/s/ Michael J. Coyle	Director	May 20, 2026
Michael J. Coyle
/s/ James F. Flanagan	Director	May 20, 2026
James F. Flanagan
/s/ James F. Hinrichs	Director	May 20, 2026
James F. Hinrichs
/s/ Tyrone Jeffrers	Director	May 20, 2026
Tyrone Jeffrers
/s/ Aaron Kapito	Director	May 20, 2026
Aaron Kapito
/s/ M. Craig Maxwell	Director	May 20, 2026
M. Craig Maxwell
/s/ Filippo Passerini	Director	May 20, 2026
Filippo Passerini